                                                                      EXHIBIT 21

                    PCA INTERNATIONAL, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

    The following is a list of the Company(1)s subsidiaries and affiliates at May 3, 1998 indicting the percentage of ownership and the state or country of incorporation:

                                                                                                        PERCENTAGE
                                                                                                         OF VOTING
                                                                                  STATE OR COUNTRY      SECURITIES
                                                                                         OF            OWNED BY THE
NAME                                                                               INCORPORATION          COMPANY
-------------------------------------------------------------------------------  ------------------  -----------------
Photo Corporation of America...................................................    North Carolina              100%
PCA National, Inc..............................................................    North Carolina                *
PCA Specialty Photo Retail Corporation.........................................    North Carolina               **
PCA Photo Corporation of Canada, Inc...........................................    North Carolina              100%
PCA of Mexico SA DE CV.........................................................        Mexico                   99%
PCA of Argentina S.A...........................................................      Argentina                 100%
American Studios, Inc..........................................................    North Carolina              100%

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*   PCA National, Inc. is a subsidiary of Photo Corporation of America.

**  PCA Specialty Photo Retail Corporation is a subsidiary of PCA National, Inc.